PACIFICNET REPORTS RECORD SECOND QUARTER 2005 RESULTS - SIXTH CONSECUTIVE PROFITABLE QUARTERS

* REVENUE INCREASES 33%; 18% SEQUENTIALLY
* NET PROFIT INCREASES 1,070%; 43% SEQUENTIALLY
* VALUE-ADDED SERVICES (VAS) GROUP REVENUES REACHED $3,216,000, OR 142% SEQUENTIAL GROWTH; AND VAS OPERATING PROFIT REACHED $939,000, OR 62% SEQUENTIAL GROWTH
* COMPANY TO DISCUSS RESULTS AND OUTLOOK AT 8:30 AM EASTERN TIME

HONG KONG--(BUSINESS WIRE)-- August 15, 2005--PacificNet Inc. (Nasdaq:PACT), a leading provider of customer relationship management (CRM), call center, interactive voice response (IVR) services, value-added services (VAS), and business process outsourcing (BPO) services in Greater China reported record results for the second quarter ended June 30, 2005.

Q2 HIGHLIGHTS (IN US DOLLARS)

* Quarterly revenues of $10,752,000 represented an increase of 33% as compared to $8,084,000 from Q2 2004, and a sequential increase of 18% as compared to $9,133,000 from Q1 2005. This met the Company's revenue projection for Q2.
* Quarterly net earnings of $597,000, or $0.06 per share, represented an increase of 1,070% as compared to $51,000, from Q2 2004, and a sequential increase of 43% as compared to $415,000 from Q1 2005. This met the Company's earnings projection of $0.05 to $0.06 per share.
* Quarterly operating profit of $1,124,000, an increase of 224% as compared to $347,000 from Q2 2004, and a sequential increase of 41% as compares to $797,000 from Q1 2005.
* Quarterly gross profit of $2,216,000, an increase of 71% as compared to $1,295,000 from Q2 2004, and a sequential increase of 34% as compares to $1,650,000 from Q1 2005.
* Revenues of $3,402,000, $3,216,000, and $4,054,000; and operating profit of
$341,000, $939,000, and $118,000were generated from the Company's three business units: (1) Outsourcing, (2) VAS and (3) Communications respectively. This compares to Q1 revenues of $3,064,000, $1,330,000, and $4,676,000; and operating profit of $239,000, $580,000, and $129,000, respectively.
* VAS Group revenues reached $3,216,000, or a 142% sequential increase; and VAS operating profit reached $939,000, or 62% sequential growth. The VAS Group has become the most profitable group with the highest profit margin and growth. The strong growth in the VAS Group is largely due the acquisition of Guangzhou 3G completed in April and the high margin business in the interactive voice response (IVR) and VAS area.
* Continued profitability in each of the acquired subsidiaries: YueShen, Epro, Linkhead, Smartime, Guangzhou 3G, and Clickcom.

6-MONTH HIGHLIGHTS

* Total revenues for the first six months of 2005 were $19.885 million compared to $11.586 million for the first six months of 2004, an increase of 72%.
* Net earnings for the first six months of 2005 was $1.008 million, or $0.10 EPS, compared to net income of $192,000 or $0.03 per share for the first six months of 2004, an increase of 425%.
* Operating profit of $1.84 million, an increase of 145% as compared to operating profit of $752,000 in 2004.
* Gross profit of $3.865 million, an increase of 52% as compared to $2.544 million in 2004.

2005 BUSINESS OUTLOOK

The Company reiterated its 2005 full-year guidance today. It expects:

* Revenues will be between $45 and $50 million.
* Net income will be between $2.8 and $4.2 million, or about $0.25 to $0.38 per share.
* For Q3 2005, revenues will be between $11 and $13 million.
* For Q3 2005, net income will be between $600,000 and $900,000, or about $0.06 to $0.09 per share.
* PacificNet's strategy in 2005 is to capture market share and top-line growth in the VAS and IVR market in China while enhancing profit margins.
* The Company expects continued revenue and profit growth in 2005 through organic growth and accretive acquisitions in the VAS and IVR market in China.

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

"We are delighted to report another strong quarter of results, which was our sixth consecutive profitable quarter," said Tony Tong, Chairman of PacificNet. "We continue to win business from high-profile Chinese and multinational companies conducting business in China such as China Mobile, China Unicom, China Telecom, Bank of China, Ping An Insurance, TCL, TNT Express, Watsons, Hutchison, etc. All of our business units remain strong, and we continue to focus on penetrating the CRM and VAS/IVR markets through organic growth and via acquisition. With the launch of the 'iPACT' IVR-Alliance program, we hope to sign up new local IVR service providers to join our unified brand and strong IVR content and service offerings, under a chain of unified service standard under the iPACT brand. We look forward to revenue growth, market share improvement, and stronger partnerships with the major telecom operators and local IVR service providers in China. With business activity increasing across all of our units, we are excited about the prospects for the Company in the coming quarters. We believe that our fundamentals are stronger than ever and that market opportunities for sustainable growth and profitability in China's CRM and VAS sector are vast."

"We are pleased with our growth in Q2, which reflects tangible progress in our financial and operational results. PacificNet's management is working to continue to strengthen our product and services, grow a loyal customer base and build a financially strong business. We will work towards these goals through a combination of organic growth, acquisitions and marketing alliances. We are particularly excited about the introduction of the 'iPACT' IVR-Alliance program which we believe will further strengthen our ability to market PACT's IVR products and VAS offerings to the dynamic Chinese market," remarked Victor Tong, President of PacificNet. "The Chinese government's recent decision to peg the exchange rate of the Chinese Renminbi against a number of currencies, rather than just the U.S. dollar, has caused the Renminbi to appreciate slightly against the dollar. Although we cannot predict the future direction of the Renminbi exchange rates with other currencies, we believe that this appreciated exchange rate with the dollar, if it continues or further appreciation occurs, will tend to have a positive impact on our reported financial results since we generate most of our revenue in Renminbi, which has become more valuable in dollar terms."


RECENT ACQUISITIONS IN CHINA'S VAS MARKET

Recently, the Company expanded its operations by acquiring entities that operate as service providers in the VAS & IVR industries, which have grown rapidly in China in recent years.

In April, the Company completed the acquisition of a 51% controlling interest in Guangzhou 3G Information Technology Co., Ltd. ("Guangzhou 3G" aka "Sunroom", www.vs366.com). This acquisition is expected to help expand PacificNet's value-added service coverage to all of China through Guangzhou 3G's experienced operation team of 285 staff and sales offices in 26 provinces in China. Guangzhou 3G is one of the largest value-added telecom and information services providers in China with both voice (IVR and call center) and data (SMS, MMS, WAP, JAVA, GPRS) connection to the four major telecom operators including China Mobile, China Unicom, China Telecom, and China Netcom, covering both mobile and fixed-line networks. The acquisition was completed in April upon receipt of the required business license and approval from the local government.


RECENT BUSINESS HIGHLIGHTS

In July, PacificNet announced the launch of a new IVR-Alliance program called "iPACT" at the 2005 Voice Value-added Service (VAS) Conference. Under this iPACT program, PacificNet plans to sign up qualified Voice-VAS and IVR service providers as profit sharing members in China under a unified brand "iPACT". PacificNet will provide to qualified VAS-Alliance partners, on a profit sharing basis, all of the hardware, software, application, and content for VAS, including a variety of IVR and other wireless and fixed-line VAS content, including color ring back tone services, background music services, VICQ mobile instant messaging services, sports news, weather forecasts, stock market, humor, songs and mobile karaoke, mobile TV, games, entertainment, as well as community-oriented services, such as chatline and dating services. Mobile and fixed-line phone users can access PacificNet's VAS-Alliance services through Guangzhou 3G presence in 26 provinces in China.

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

PacificNet's management team will host a conference call to discuss these results and its business outlook at 8:30 am ET today. The conference call is open to the public and may be accessed by calling (877) 853-4941 or (706) 758-7522 and entering PIN: 8680629. An archive of the call will be available for 30 days. The replay numbers are (800) 642-1687 or (706) 645-9291. Please use conference ID 8680629.


ABOUT PACIFICNET

PacificNet Inc. (www.PacificNet.com), through its subsidiaries, invests in and operates companies that provide Outsourcing and Value-Added Services (VAS) in China, such as call centers, telemarketing, CRM, business process outsourcing
(BPO), interactive voice response (IVR), mobile applications, and communications product distribution services. PacificNet's clients include the leading telecos, banks, insurance, travel, marketing, and business services companies, and telecom consumers, in Greater China. PacificNet's corporate clients include China Telecom, Netcom, China Mobile, Unicom, PCCW, Hutchison Telecom, Coca-Cola, Bell24, SONY, Samsung, TCL, Huawei, American Express, Citibank, Bank of China, and Hong Kong Government. PacificNet employs over 1,400 staff in its various subsidiaries throughout China with offices in Hong Kong, Beijing, Shenzhen, Guangzhou, and branch offices in 26 provinces in China, and is headquartered in Minneapolis USA and Hong Kong.

PacificNet's operations include the following three groups:

(1) Outsourcing Services: including Business Process Outsourcing (BPO), CRM, call center, IT Outsourcing (ITO) and software development services. PacificNet's Outsourcing Services Group includes the following subsidiaries:
PacificNet Epro, Smartime (aka Soluteck Shenzhen), and PacificNet Solutions.
(2) Value-Added Telecom Services (VAS): including Interactive Voice Response
(IVR), SMS and related VAS. PacificNet's VAS Group includes the following subsidiaries: Linkhead, Clickcom, and Guangzhou 3G (aka Sunroom)
(3) Communication Products Distribution Services Group: including calling cards, GSM/CDMA/XiaoLingTong products, and multimedia self-service entertainment kiosks. This group includes the following subsidiaries: PacificNet Communications, Yueshen, and Cheer Era.


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

                                 PACIFICNET INC. AND SUBSIDIARIES
                                    CONSOLIDATED BALANCE SHEETS

       (Unaudited. In thousands of United States dollars, except par values and share numbers)

                                                                            JUNE 30, 2005     DECEMBER 31, 2004
                                                                             (UNAUDITED)          (AUDITED)
ASSETS
Current Assets:
Cash and cash equivalents                                                   $       5,364      $       6,764
Restricted cash - pledged bank deposit                                                705              3,501
Accounts Receivables (net of allowance for doubtful accounts of $0)                 8,175              5,644
Inventories                                                                         2,188              1,297
Loans receivable from related parties                                               1,157                 --
Loans receivable from third parties                                                 2,081                 --
Other Current Assets                                                                2,769              4,325
                                                                            -------------      -------------
    TOTAL CURRENT ASSETS                                                           22,439             21,531
Property and Equipment, net                                                         2,178              1,118
Investments in affiliated companies and subsidiaries                                1,271              1,063
Marketable equity securities - available for sale                                     450                 29
Goodwill                                                                           12,648              8,912
                                                                            -------------      -------------
TOTAL ASSETS                                                                $      38,986      $      32,653
                                                                            =============      =============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Bank Line of Credit                                                         $         793      $         651
Bank Loans-current portion                                                            923              1,327
Capital Lease Obligations - current portion                                           135                 80
Accounts Payable                                                                    2,586              3,150
Accrued Expenses and other payables                                                   913                128
Provision for taxation                                                                 33                 10
Due to related party                                                                  390                 --
                                                                            -------------      -------------
  TOTAL CURRENT LIABILITIES                                                         5,773              5,346
Long-term liabilities:                                                                 --                 --
Bank Loans - non current portion                                                    1,200                 69
Capital Lease Obligations - non current portion                                       136                129
                                                                            -------------      -------------
  TOTAL LONG-TERM LIABILITIES                                                       1,336                198
                                                                            -------------      -------------
TOTAL LIABILITIES                                                                   7,109              5,544
                                                                            -------------      -------------

Minority Interests in Consolidated Subsidiaries                                     3,207              2,396
Commitments and Contingencies
Stockholders' Equity:
Preferred stock, par value $0.0001, Authorized - 5,000,000 shares
  Issued and outstanding - none                                                        --                 --
Common Stock, par value $0.0001, Authorized - 125,000,000 shares
  Issued and outstanding:
    June 30, 2005 - 11,961,687 issued; 10,728,808 outstanding
    December 31, 2004 - 10,627,737 shares issued, 9,791,583 outstanding                 1                  1
Treasury Stock, at cost - 836,154 shares                                             (104)              (104)
Additional Paid-In Capital                                                         56,865             53,916
Cumulative Other Comprehensive Loss                                                   (24)               (24)
Accumulated Deficit                                                               (28,068)           (29,076)
                                                                            -------------      -------------
TOTAL STOCKHOLDERS' EQUITY                                                         28,670             24,713
                                                                            -------------      -------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                  $      38,986      $      32,653
                                                                            =============      =============
See condensed notes to consolidated financial statements.


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



                                 PACIFICNET INC. AND SUBSIDIARIES
                               CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited. In thousands of United States dollars, except earnings/(loss) per share and share amounts)


                                               THREE MONTHS ENDED JUNE 30,  SIX MONTHS ENDED JUNE 30,
                                                   2005          2004          2005          2004
                                                 --------      --------      --------      --------

Revenues                                         $ 10,752      $  8,084      $ 19,885      $ 11,586
                                                 --------      --------      --------      --------
Cost of Revenues                                   (8,536)       (6,789)      (16,020)       (9,042)
                                                 --------      --------      --------      --------
Gross Profit                                        2,216         1,295         3,865         2,544

Selling, General and Administrative expenses       (1,032)         (875)       (1,884)       (1,652)
Depreciation and amortization                         (60)          (73)         (141)         (140)
                                                 --------      --------      --------      --------
EARNINGS FROM OPERATIONS                            1,124           347         1,840           752
Other income (expense), net                           239            10           406            74
                                                 --------      --------      --------      --------
EARNINGS BEFORE INCOME TAXES AND MINORITY           1,363           357         2,246           826
     INTEREST
Provision for income taxes                            (33)           --           (57)           --
Share of income of associated companies                12            17             4            17
Minority Interests                                   (745)         (323)       (1,185)         (651)
                                                 --------      --------      --------      --------
NET EARNINGSAVAILABLE TO COMMON STOCKHOLDERS     $    597      $     51      $  1,008      $    192
                                                 ========      ========      ========      ========
BASIC EARNINGS PER COMMON SHARE:                 $   0.06      $   0.01      $   0.10      $   0.03
                                                 ========      ========      ========      ========
DILUTED EARNINGS PER COMMON SHARE:               $   0.06      $   0.01      $   0.10      $   0.03
                                                 ========      ========      ========      ========



Safe Harbor Statement

This Company's announcement contains forward-looking statements. We may also make written or oral forward-looking statements in our periodic reports to the SEC on Forms 10-K, 10-Q, 8-K, etc., in our annual report to shareholders, in our proxy statements, in press releases and other written materials and in oral statements made by our officers, directors or employees to third parties. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. These statements are based on current plans, estimates and projections, and therefore you should not place undue reliance on them.

Forward-looking statements involve inherent risks and uncertainties. Potential risks and uncertainties include, but are not limited to, PacificNet's historical and possible future losses, limited operating history, uncertain regulatory landscape in China, fluctuations in quarterly operating results. Further information regarding these and other risks is included in PacificNet's Form 10K and other filings with the SEC.


Contact:
     PacificNet Inc.
     Jacob Lakhany, 605-229-6678
     Email: ir@pacificnet.com
     or
     CEOcast, Inc. for PacificNet
     Ed Lewis, 212-732-4300



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